                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF ALLAIRE CORPORATION


Name of Subsidiary                                  Jurisdiction of Organization
------------------                                  ----------------------------

Live Software, Inc.                                 Delaware
Bright Tiger Technologies, Inc.                     Delaware
Valto Systems, Inc.                                 Massachusetts
Allaire Security Corporation                        Massachusetts
Allaire S.A.                                        Belgium